SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 24, 1999
                                                        -----------------

                         ARIZONA INSTRUMENT CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


            0-12575                                        86-0410138
    ------------------------                ------------------------------------
    (Commission File Number)                (I.R.S. Employer Identification No.)


4114 East Wood Street, Phoenix, Arizona                  85040-1941
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)


                                 (602) 470-1414
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5: OTHER EVENTS.

Following is the text of a press release of February 16, 1999.

      Arizona Instrument Corporation (NASDAQ: AZIC) announced today that it had received a letter from BP Oil Company ("BP") demanding the return of approximately $1.9 million previously paid by BP to AZI in prior years for the purchase of Encompass tank gauge systems, the removal of Encompass systems from BP sites, and for the cancellation of any outstanding invoices from AZI. BP Oil Company accounted for approximately 13% of sales generated by Arizona Instrument Corporation for 1998.

      The Company has informed BP that it disputes the bases for BP's demands and is in the process of preparing more specific responses to the allegations set forth in the letter.

      Arizona Instrument Corporation, an ISO 9001 registered company, designs, manufactures, and markets precision instruments used in quality control, industrial process control, and environmental monitoring applications.

      The statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those anticipated, including but not limited to, the market in which the Company operates, the uncertainties associated with any litigation that might ensue (including judicial interpretation of the facts or law, or both, differing from AZI's interpretations, competition, product information and delivery schedules, profit margins, demand for inventory, stability of costs, timing and maintenance of orders, stability of the regulatory environment and other factors. Any of these assumptions may prove inaccurate and therefore there can be no assurance the forward-looking information will prove to be accurate.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ARIZONA INSTRUMENT CORPORATION
                                  (Registrant)


February 24, 1999                 By /s/ George G. Hays
                                    -------------------------------------
                                    George G. Hays
                                    President and Chief Executive Officer


                                        1